Exhibit 99.1

“America’s Toughest Sheriff” Joe Arpaio Supports COPsync’s Information Sharing Technology at the Sheriffs' Association of Texas 131st Annual Training Conference

CANYON LAKE, Texas, July 22, 2009 -- COPsync, Inc. (OTCBB: COYN - News), a software technology provider to law enforcement and emergency service professionals, was joined today by renowned Sheriff Joe Arpaio, known as “America’s Toughest Sheriff,” in support of  COPsync’s information sharing software at the Sheriffs' Association of Texas 131st Annual Training Conference in Corpus Christi, TX.

Sheriff Joe joined COPsync management in its exhibition booth to champion the company’s Nationwide Information Sharing solution. During the conference, the Arizona Sheriff encouraged the Texas Sheriffs in attendance to recognize the value of and lend support to Information Sharing throughout the nation’s law enforcement agencies. Sheriff Joe signed hundreds of autographs in the COPsync exhibition booth to bring awareness to new technology available that will provide real time information sharing at the point of incident directly to the laptop in the patrol vehicle.

The Sheriff, hailing from Maricopa County, Arizona, told his Texas counterparts, “COPsync will allow the nation to communicate and disseminate serious threats to our security and better address problems facing Law Enforcement such as child abductions, sexual predators , immigration, and those that are here to hurt our communities. As an example, two of the subjects that crashed into the Pentagon on 9/11 were trained to fly an airplane in my County and were dealt with by law enforcement that never linked them to a terrorist cell. Agency leaders need to support technology designed to empower Law Enforcement with critical information and intelligence. Supporting COPsync’s efforts was the right thing for me to do in order for other states like Arizona to someday see the realization of a true nationwide Law Enforcement information sharing solution.”

Russell Chaney, CEO of COPsync, Inc. stated “my business partner, Shane Rapp, and myself where exhibiting COPsync at the 3rd Annual Border Expo in Phoenix, and wanted to get Sheriff Joe to autograph a copy of his book, Joe’s Law, for us. We were introduced to Len Sherman, author of the book, who then took us to meet the Sheriff. We had a chance to give him a brief overview of how we are trying to create a linked community of Law Enforcement officers across this nation, so each member could communicate vital information instantly and everywhere. Sheriff Joe immediately responded and addressed the profound lack of information sharing and how criminals are taking advantage of these information gaps. He was very supportive of our goals and immediately asked what he could do to assist our efforts, not just in his county but nationally. His proactive stance on technology advancement was truly impressive and I am very grateful for his recognition of COPsync and its value to the Law Enforcement Community”

About COPsync, Inc.

COPsync Inc. (OTCBB: COYN) is positioned to become one of the fastest growing software technology providers to law enforcement and emergency service professionals worldwide. COPsync, Inc. is the only Law Enforcement software provider to provide full information sharing capabilities to all subscribing agencies in real time at the point of incident directly to the patrol officer. For more information please visit www.COPsync.com.

Forward-Looking Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties, including the risks associated with the effect of changing economic conditions, product market trends, variations in the company's cash flow, market acceptance risks, technical development risks, seasonality and other risk factors detailed in the company's Securities and Exchange Commission filings. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

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David Zazoff
Public and Investor Relations
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